EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                                [PKF LETTERHEAD]

July 13, 2005


China Expert Technology, Inc.
Room 2703-4, Great Eagle Centre
23 Harbour Road
WANCHAI
HONG KONG


Dear Sirs,


We consent to the use, by incorporation by reference, in the Form S-8 Registration Statement under the Securities Act of 1933 of China Expert Technology, Inc. (a Nevada corporation) (Registrant) of our report dated February 22, 2005, with respect to the consolidated financial statements of China Expert Technology, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 2004.


/s/ PKF

PKF
Certified Public Accountants
Hong Kong